UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2011

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2011, we appointed each of John Cronin and Steven Ledger as a Class II member of our board of directors, to serve as such until the 2012 annual meeting of our shareholders.

John Cronin is the founder, managing director and chairman of ipCapital Group, Inc., an intellectual property strategy firm, with which, as previously announced, we have formed an alliance to deploy a range of strategic invention and intellectual tactics aimed at accelerating our IP portfolio. Prior to founding ipCapital in 1998, Mr. Cronin was an inventor at IBM for 17 years where he patented 100 inventions, published over 150 technical papers and received IBM’s “Most Distinguished Inventor Award.” Mr. Cronin also serves on the board of directors of the following private companies: Vermont Electric Power Company, Armor Designs, Inc. and Primal Inc. He holds a BS in Electrical Engineering, an MS in Electrical Engineering and a BA in Psychology from the University of Vermont.

Steven Ledger founded and has been since 2002 managing partner of Tamalpais Partners LLC, an investor in, and advisor to, emerging growth companies. Mr. Ledger previously founded, and served from 1999 to 2002 as managing partner of eCompanies Venture Group, where he managed an Internet focused, strategic venture capital fund. Prior to founding eCompanies Venture Group, Mr. Ledger served as managing partner and portfolio manager at San Francisco Investment Group and Kayne Anderson Investment Management. He began his career at Fidelity Management and Research as an equity research analyst and portfolio manager. Mr. Ledger also serves on the board of directors of the following public companies: Acorn Energy, Inc., Broadcast International, Inc. and Crossroads Systems, Inc. Mr. Ledger is a graduate of the University of Connecticut.

Concurrently with our appointment of Messrs. Cronin and Ledger as directors, we granted each of them options under our 2008 Equity Incentive Plan to purchase 400,000 shares of our common stock at an exercise price of $0.20 per share. The options are immediately exercisable, will vest in 33 equal monthly installments beginning on December 8, 2011 and will expire on August 8, 2021. We have the right, should the options be exercised prior to their full vesting, to repurchase the unvested portion of the shares issued upon their exercise at the options' exercise price upon termination of the option holder's status as a director.

Item 8.01.                      Other Events.

On August 9, 2011, we appointed Eldad Eilam as our Chief Technology Officer. Mr. Eilam has served as a consultant to our company since June 2010. From July 2006 to March 2009, Mr. Eilam was President of GraphOn Research Labs, Limited, our Israeli subsidiary. From April 2009 to April 2010, Mr. Eilam was President and founder of Elgix, Limited, a consulting firm to the high technology industry. Mr. Eilam is a technology expert in the Windows operating system, mobile user interfaces and advanced software development tools. He has over 15 years of experience in software technology development, and is the author of the book “Reversing: Secrets of Reverse Engineering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2011

GRAPHON CORPORATION

By:          /s/ William Swain
Name:  William Swain
Title:  Chief Financial Officer